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                                                                     EXHIBIT 5.1

                                 WOLFF & SAMSON
                               5 Becker Farm Road
                           Roseland, New Jersey 07068
                                  973-740-0500

                                                                November 2, 1999

PFSweb, Inc.
500 North Central Expressway
Plano, Texas 75074

Gentlemen:

     We have acted as counsel to PFSweb, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (Registration No. 333-87657) (the "Registration Statement") relating to the initial public offering by the Company of up to 3,565,000 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock") of the Company (including 465,000 shares subject to the Underwriters' over-allotment option).

     As such counsel, we have examined copies of the Amended and Restated Certificate of Incorporation and By-laws of the Company, the Registration Statement and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares are duly and validly issued, fully paid, nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Common Stock under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       Wolff & Samson, P.A.